AGREEMENT



2/3/00



This Agreement states that eConnect has agreed to issue 100,000

SB2 shares of free trading stock to Burbank Coach Works as

payment for the co-branding of the eConnect logo at the 24 hours

HSR series at the February 4th and February 5th Daytona

International Raceway.



The eConnect name shall be displayed on the front end and on the sides of a Porsche 935 and shall also be displayed on the

tractor-trailer.  Photos of the event shall be provided to

eConnect.





/s/  Thomas S. Hughes                 /s/  Ray Torres

Thomas S. Hughes                      Ray Torres

Chairman & CEO, eConnect              President, Burbank Coach
Works